UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 27, 2009
Date of Report (Date of earliest event reported)

DENARII RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	333-135354	98-0491567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

502 E. John Street Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

(949) 335-5159
Registrant’s telephone number, including area code
N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

SECTION 4. MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02 NON RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OF COMPLETED INTERIM REVIEW.

On November 27, 2009, the Board of Directors of Denarii Resources Inc., a Nevada corporation (the “Company”), was advised by Seale and Beers, CPA,s, its independent public accountants, that the Company’s 10Q containing the financials for the quarter ending 09/30/09 was filed without review by Seale and Beers.

As a result, the Board of Directors of the Company concluded on November 30, 2009 that its previously issued financial statements for the nine-month period ended September 30, 2009, included in its Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2009, should no longer be relied upon.

The Company expects to file restated financial statements on Form 10Q for the period ended September 30, 2009, on or before  May 10, 2010.

The Chief Executive Officer/President of the Company has discussed these matters disclosed in this filing on Form 8-K with the Company’s independent public accountants on approximately November 30, 2009.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01                      Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit 7.1    Seale and Beers CPA,s independent accountant's letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENARII RESOURCES INC.
DATE: April 20, 2010	By: /s/ Dennis Lorrig ___________________________________ Name: Dennis Lorrig Title: President/Chief Executive Officer